SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): June 27, 2002

NETOPIA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28450	94-3033136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2470 Mariner Square Loop
Alameda, California 94501
(510) 814-5100
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Item 5.    Other Events.

Netopia, Inc., a Delaware corporation (“Netopia”), has entered into a Loan and Security Agreement with Silicon Valley Bank effective June 27, 2002 (the “Credit Facility”). Pursuant to the Credit Facility, Netopia may borrow up to $15 million from time to time from Silicon Valley Bank. The credit limit is determined based on a formula related to the amount of Netopia’s accounts receivable and inventory at any particular time. The term of the Credit Facility is two years. Netopia may borrow under the Credit Facility in order to finance working capital requirements for new products and customers, and otherwise for general corporate purposes in the normal course of business. The Credit Facility includes provisions and covenants that Netopia believes are customary for secured receivables-based financing agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

By:	/s/ WILLIAM D. BAKER
William D. Baker Senior Vice President, Finance and Operations, and Chief Financial Officer

DATE: June 27, 2002